Exhibit 99.1

For Immediate Release:	Contact: Kenneth D. Masiello Chief Accounting Officer (203) 629-2726 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.
Reports Third Quarter Results

-	September Quarter-end Book Value per share was $38.25 vs. $38.13 at June 30, 2020

-	Quarter-end AUM at $1.25 billion

-	All Morgan Group Shares Distributed to AC Shareholders on August 5, 2020

-	PMV Consumer Acquisition (PMVC) Launched in September

Greenwich, CT, November 10, 2020 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services and investment management company, today reported its financial results for the third quarter ended September 30, 2020.

Since March, our business contingency plans have functioned well, allowing teammates to stay close to the companies we invest in and, at the same time, to focus on our clients. In July, we welcomed our team to return to the offices on a voluntary basis. In September, we asked teammates to return to the office on a full time basis with alternating schedules to keep within government mandates and to maintain social distancing and team safety.  Our investment in technology has enabled the majority of our teammates to work-from-home to ensure their safety and health while allowing us to meet our clients’ needs.

Giving Back to Society

The Board of Directors of Associated Capital announced on August 4th that it approved a nearly $4.5 million - $0.20 per share shareholder designated charitable contribution (“SDCC”), in line with last year’s $0.20 per share contribution under the program.

Since our spin off from GAMCO (NYSE: GBL) in 2015, we have offered this program of corporate giving through our shareholder-designated charitable contribution (SDCC) program.  Including the recently announced $4.5 million contribution, we have donated nearly $25.0 million to over 160 charities across the United States from the inception of this program in 2015.  Only shareholders who register their shares by February 28, 2021 will be eligible to participate.

Second Quarter Results

-	The net income for the quarter was $0.26 per share, the same as in the prior year’s third quarter.

-
Book value per share ended the quarter at $38.25, after adjusting for the $0.24 per share spin off of Morgan Group.  Stated another way, had we not done the spinoff, the book value at September 30, 2020 would have been $38.49 versus $38.13 at June 30, 2020 and $39.93 at December 31, 2019.

-	Our investment portfolio generated a gain of $15.6 million in the third quarter versus a $7.6 million gain in the year ago quarter, reflecting the mark-to-market impact of our investment portfolio.

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Assets under management ended the quarter at $1.25 billion compared to $1.65 billion at September 30, 2019, largely reflecting the redemption by a client that merged with a company with a different investment philosophy.

Financial Highlights
($000s except per share data or as noted)

(Unaudited)	Third Quarter		First Nine Months
	2020	2019	2020	2019

AUM - end of period (in millions)	$1,251	$1,651	$1,251	$1,651
Average AUM (in millions)	1,280	1,644	1,437	1,599
Revenues	1,945	2,754	6,974	8,211
Operating loss	(3,552)	(2,593)	(7,853)	(11,148)
Investment and other non-operating income/(expense), net	14,007	10,124	(33,248)	51,751
Income/(loss) before income taxes	10,455	7,531	(41,101)	40,603
Income/(loss) from continuing operations	5,954	6,252	(31,671)	30,307
Income/(loss) from discontinued operations	(139)	(301)	(632)	(2,141)
Net income/(loss)	5,815	5,951	(32,303)	28,166
Net income/(loss) per share – diluted	$0.26	$0.26	$(1.44)	$1.25
Shares outstanding at Sept 30 (thousands)	22,333	22,496	22,333	22,496

Third Quarter Overview

Investment advisory fees were $1.9 million for the quarter as compared to $2.8 million in the third quarter 2019, reflecting a drop in AUM.

Income/(loss) from discontinued operations includes the results of G.research, our affiliated institutional research services business, following the distribution of all of AC’s shares of Morgan Group on August 5, 2020.  All current and prior period results have been restated to reflect G.research operations as discontinued.

Net investment and other non-operating gains were $14.0 million for the quarter versus a gain of $10.1 million a year ago.   This reflects the mark-to-market impact of our ownership of 2.9 million shares of GBL as well as the mark-to-market gains on our entire investment portfolio, including the investments in the Gabelli Merger Plus+ Trust (GMP:LSE) which is consolidated by us.

AC’s effective tax rate in the third quarter ended September 30, 2020 was 34.1% versus 21.8% for the quarter ended September 30, 2019, reflecting primarily two factors: the tax treatment of charitable contributions and, the rate differential on the carryback of a net operating loss.

Assets Under Management (AUM)

Assets under management at September 30, 2020 were $1.25 billion, down $465 million from year-end 2019, largely reflecting redemption primarily due to the merger of a client.  Net redemptions of $456 million plus a $9 million drop in market values accounted for the change.

	Sept 30, 2020	June 30, 2020	December 31, 2019	Sept 30, 2019
(in millions)
Event Merger Arbitrage	$1,091	$1,147	$1,525	$1,466
Event-Driven Value	105	104	132	128
Other	55	54	59	57
Total AUM	$1,251	$1,305	$1,716	$1,651

Alternative Investment Management

Associated Capital has two businesses, Event-Driven Asset Management and Direct Investing.

•          Event-Driven Asset Management

The alternative investment strategies focus on fundamental, active, event-driven special situations and merger arbitrage.  Merger activity in the third quarter topped $1 trillion, an increase of 94% compared to the second quarter and the strongest quarter for deal making since the second quarter of 2018.  Returns for the quarter were driven by completed deals, as well as continued progress on deals in the pipeline.

For third quarter, our gross return was 3.2%, (2.6% net of fees).  The strategy is offered domestically through partnerships and to institutional investors.  Internationally, the strategy is offered through a number of vehicles, including EU regulated UCITS structures and the London Stock Exchange listed investment company, Gabelli Merger Plus Trust (GMP-LN).

•          Direct Investing

We launched our direct private equity and merchant banking activities in August 2017. They are developing along three core pillars; the first is Gabelli Private Equity Partners, LLC (“GPEP”), with $150 million of authorized capital as a “fund-less” sponsor.  Secondly we added Gabelli Special Purpose Acquisition Vehicles (“SPAC”) in 2018.  Finally, Gabelli Principal Strategies Group, LLC. (“GPS”) is in place to pursue strategic operating initiatives broadly.  Our Direct Investing efforts are organized to invest in various ways, including growth capital, leveraged buyouts and restructurings, with an emphasis on small and mid-sized companies in the United States.  Our investment sourcing is across a variety channels including direct owners, private equity funds, classic agents, and corporate carve outs, (which are positioned for accelerated growth, as businesses seek to enhance shareholder value through financial engineering.)   The Company’s direct investing vehicles allow us to acquire companies and create long-term value with no pre-determined exit timetable.  The SPAC vehicles leverage  our capital markets expertise and act to expand deal flow in target industries.  The Company is introducing additional SPACs in the near term to extend our direct investing efforts.

In Europe, the Gabelli Value for Italy (VALU) Special Purpose Acquisition, approached its second anniversary in April at the apex of the Corona virus in Italy.  The VALU effort successfully canvassed private company opportunities in Italy, and generated deal flow from throughout Europe.  We believe the platform is in place to further expand our direct investment efforts across the European continent.

On September 22, 2020, AC completed the $175 million initial public offering of its special purpose acquisition corporation, PMV Consumer Acquisition Corp. (NYSE:PMVC).

PMV Consumer Acquisition Corp. (“PMV”) was created to pursue an initial business combination following the consumer globally with companies having an enterprise valuation in the range of $200 million to $3.5 billion.

AC has a controlling financial interest in PMV that has been included in the consolidated statement of financial condition of AC resulting in total assets of $1.1 billion at September 30, 2020, inclusive of $162 million of assets relating to the consolidation of PMV. In addition to PMV, there are several other entities that are consolidated within the financial statements due to AC having a controlling financial interest.

Acquisitions

A major driver behind creating Associated Capital Group and spinning it out, was to use our capital to focus on private equity and late stage venture capital.  AC plans remain to focus on pursuing acquisitions in a variety of markets, with a broad range of targets including private companies, subsidiaries of public companies, using an array of structures to accomplish our objectives, including SPAC’s.

G.research – Spin-off

On October 31, 2019, we consummated the merger between G.research, LLC (“G.research”) and Morgan Group Holding Co. (“Morgan Group”) whereby G.research became a wholly owned subsidiary of Morgan Group (MGHL:OTC).

On March 16, 2020, our board of directors approved the distribution of AC’s holdings of Morgan Group shares to shareholders.

On June 9, 2020, Morgan Group amended its certificate of incorporation to effect a 1-for-100 reverse split which took place on June 10, 2020.

On August 5, 2020 the distribution of all of AC’s Morgan Group shares to shareholders of record as of July 30, 2020 was completed. Associated Capital held 83.3% of the outstanding shares of Morgan Group.  G.research (Morgan Group) is accounted for as a discontinued operation from August 5.

Shareholder Dividends and Buybacks

 During the third quarter, AC repurchased approximately 30,000 Class A shares at an average investment of $37.03 per share for a total outlay of $1.1 million.

Since our spin-off from GBL on November 30, 2015, AC has returned $116.1 million to shareholders through share repurchases and exchange offers, reducing its outstanding shares by 3.3 million shares, in addition to paying dividends of $21 million.

On November 9, 2020, AC’s board of directors declared a semi-annual dividend of $0.10 per share, which is payable on December 15, 2020 to class A and class B shareholders of record on  December 1, 2020.

At September 30, 2020, there were 3.4 million Class A shares and 19.0 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.). The proprietary capital is earmarked for our direct investment business that invests in new and existing businesses.  The direct investment business is developing along three core pillars; Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor; the SPAC business (Gabelli special purpose acquisition vehicles), launched in April 2018; and, Gabelli Principal Strategies Group, LLC (“GPS”) created to pursue strategic operating initiatives.

NOTES ON NON-GAAP FINANCIAL MEASURES

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The management fee is calculated based on the year to date income before management fee and income taxes.

The reconciliation of operating loss to operating loss before management fee expense (non-GAAP) is provided below.

	Year-to-date
(In thousands)	2020	2019
Operating loss	$(7,853)	$(11,148)
Add: management fee expense	-	3,959
Operating loss before management fee	$(7,853)	$(7,189)

Table I
ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	September 30, 2020	December 31, 2019	September 30, 2019

ASSETS

Cash and cash equivalents	$47,331	$342,001	$345,539
Investments in government securities (less than one year maturity)	330,942	29,037	29,335
Investments in equity securities	454,021	518,792	511,822
Investment in GAMCO stock (2,931,791, 2,935,401 and 3,016,501 shares, respectively)	33,921	57,211	58,973
Receivable from brokers	21,065	23,141	23,502
Deferred tax assets (including taxes receivable of $2,132 in 2020)	10,059	1,820	4,316
Other receivables	7,227	17,439	1,901
Other assets	21,043	13,328	11,513
Investments in government securities held in Trust Account	175,002	-	-
Assets of discontinued operations	-	8,137	6,224

Total assets	$1,100,611	$1,010,906	$993,125

LIABILITIES AND EQUITY

Payable to brokers	$8,443	$14,889	$10,277
Income taxes payable	897	3,622	3,881
Compensation payable	7,445	19,536	10,672
Securities sold short, not yet purchased	12,827	16,419	25,474
Accrued expenses and other liabilities	12,668	6,520	2,841
Liabilities of discontinued operations	-	2,100	1,484
Sub-total	42,280	63,086	54,629

Redeemable noncontrolling interests (a)	204,164	50,385	49,699

Total equity	854,167	897,435	888,797

Total liabilities and equity	$1,100,611	$1,010,906	$993,125

(a) Represents third-party capital balances in consolidated investments funds.

Table II
ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2020	2019	2020	2019

Investment advisory and incentive fees	$1,865	$2,753	$6,424	$8,199
Other revenues	80	1	550	12
Total revenues	1,945	2,754	6,974	8,211

Compensation costs	3,026	3,071	8,405	10,287
Other operating expenses	2,471	1,443	6,422	5,113
Total expenses	5,497	4,514	14,827	15,400

Operating loss before management fee	(3,552)	(1,760)	(7,853)	(7,189)

Investment gain/(loss)	15,603	7,613	(34,770)	42,358
Interest and dividend income from GAMCO	59	60	177	180
Interest and dividend income, net	1,127	2,451	4,352	9,213
Shareholder-designed contribution	(2,782)	-	(3,007)	-
Investment and other non-operating income/(expense), net	14,007	10,124	(33,248)	51,751

Income/(loss) before management fee and income taxes	10,455	8,364	(41,101)	44,562
Management fee	-	833	-	3,959
Income/(loss) before income taxes	10,455	7,531	(41,101)	40,603
Income tax expense/(benefit)	3,564	1,638	(8,858)	8,064
Income/(loss) before before noncontrolling interests	6,891	5,893	(32,243)	32,539
Net income attributable to noncontrolling interests	937	(359)	(572)	2,232
Income/(loss) from continuing operations	5,954	6,252	(31,671)	30,307
Loss from discontinued operations, net of taxes	(139)	(301)	(632)	(2,141)
Net income/(loss) attributable to Associated Capital Group, Inc.	$5,815	$5,951	$(32,303)	$28,166

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic- Continuing operations	$0.27	$0.27	$(1.41)	$1.34
Basic- Discontnued operations	(0.01)	(0.01)	(0.03)	(0.09)
Basic - Total	$0.26	$0.26	$(1.44)	$1.25

Diluted- Continuing operations	$0.27	$0.27	$(1.41)	$1.34
Diluted - Discontinued operations	(0.01)	(0.01)	(0.03)	(0.09)
Diluted - Total	$0.26	$0.26	$(1.44)	$1.25

Weighted average shares outstanding:
Basic	22,354	22,514	22,391	22,550
Diluted	22,354	22,514	22,391	22,550

Actual shares outstanding - end of period	22,333	22,496	22,333	22,496

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.